Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.18

AMENDMENT NO. 3 TO THE MARKETING AGENT AGREEMENT

This AMENDMENT No. 3 TO THE MARKETING AGENT AGREEMENT (the “Amendment”) dated as of July 29, 2026 (the “Effective Date”), is entered into by and between: (i) Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside”); and (ii) Grayscale Investments Sponsors, LLC, acting in its capacity as sponsor (the “Sponsor”) of each entity listed on Exhibit A attached hereto (each, a “Trust”), as the same may be amended from time to time, (the “Parties”).

R E C I T A L S

WHEREAS, the Parties have entered into that certain Marketing Agent Agreement, dated as of October 22, 2025 (the “Original Agreement”);

WHEREAS, the Parties desire to amend the Original Agreement, pursuant to Section 13. Modifications, with such amendment to be effective immediately as of the date hereof; and

NOW, THEREFORE, in consideration of the mutual agreement as set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby have mutually agreed to amend the Original Agreement as set forth below.

SECTION 1. Exhibit A of the Original Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

SECTION 2. Appendix I of the Original Agreement is hereby deleted in its entirety and replaced by Exhibit B attached hereto.

SECTION 3. This Amendment may be executed in one or more counterparts (including those by facsimile or other electronic means), all of which shall constitute one and the same instrument binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

SECTION 4. Except as expressly amended herby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

SECTION 5. This amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.

[Remainder of the page blank; signature page follows.]

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.18

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Original Agreement as of the Effective Date set forth above.

GRAYSCALE INVESTMENTS SPONSORS, LLC, as Sponsor

By: /s/ Craig Salm

Name: Craig Salm

Title: Chief Legal Officer

FORESIDE FUND SERVICES, LLC

By: /s/ Teresa Cowan

Name: Teresa Cowan

Title: President

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.18

Exhibit A

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Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.18

Exhibit B

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